UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2008
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Sypris Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-24020	61-1321992
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 Bullitt Lane, Suite 450
Louisville, Kentucky		40222
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (502) 329-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 5.02(e)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 31, 2008, Sypris Solutions, Inc. (the “Company”) offered eligible participants, including executive officers and directors of the Company, the opportunity to surrender certain vested outstanding, unexercised stock options which have exercise prices greater than $4.31 per share in exchange for shares of common stock or new options to acquire common stock with an exercise price of $4.31 per share, pursuant to the 2004 Sypris Equity Plan.  Participants, including executive officers and directors of the Company, may participate in the offer if they remain in office until the date on which the Company cancels eligible options under the offer, currently expected to occur on May 13, 2008.  At the participant’s election, the participant may exchange all of the eligible options received by such participant on any single grant date having the same exercise price for either (i) shares of common stock having a fair value equivalent to the fair value of each such eligible option  or (ii) new options to purchase shares of Sypris common stock having a fair value equivalent to the fair value of each such eligible option.  The ratio of shares subject to eligible options cancelled to common stock and new options issued is calculated using the Black-Scholes Merton Option Valuation Model.  A participant’s election to receive shares of common stock or new options will become effective and final on May 12, 2008.  Each share of common stock and new option granted with respect to an exchanged option is fully vested.  All new options will be exercisable through March 30, 2012.

The Standard Terms of Awards Granted Executives under the 2008 Stock Option Exchange Program are attached hereto as Exhibit 10.1, and incorporated by reference herein.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

     Description of Exhibit

Exhibit Number	Description of Exhibit
10.1	Standard Terms of Awards Granted Executives under the 2008 Stock Option Exchange Program

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sypris Solutions, Inc.

Date: April 4, 2008	By:	/s/ John R. McGeeney
John R. McGeeney
General Counsel & Secretary

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
10.1	Standard Terms of Awards Granted Executives under the 2008 Stock Option Exchange Program